EXHIBIT 10.34

                                J NET VENTURES I LLC


                                          June 29, 2001



Michael J. Donahue
c/o InterWorld Corporation
395 Hudson Street
New York, New York 10014

      Re: Termination of Amended and Restated Loan Assumption and Forbearance Agreement

Dear Michael:

     Your attention is brought to the Loan Assumption and Forbearance Agreement entered into as of October 12, 2000, as amended and restated on April 4, 2001, by and among Michael J. Donahue, Excalibur Polo Farm, LLC, Ginny Bond Donahue (solely as it relates to Section 5 of the Agreement) and J Net Ventures I LLC (the "Agreement"). All capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Agreement. As previously discussed, an Event of Default has occurred under the Agreement. Accordingly, all outstanding Obligations payable thereunder are immediately due and payable.

     You hereby represent, warrant and acknowledge that, except as set forth on Schedule A attached hereto, you have no assets and you are unable to satisfy the Obligations under the Agreement. As payment for the release of your liability for the Obligations, you hereby agree to sell, assign, transfer and convey all beneficial title and ownership of the Stock Collateral and Additional Collateral, including all of the Mortgaged Property, and we hereby accept such beneficial title and ownership of the Stock Collateral and the Additional Collateral, including all of the Mortgaged Property. Notwithstanding anything to the contrary herein, the Additional Collateral and the Mortgaged Property shall include a tractor and trailer currently a part of the Mortgaged Property. Furthermore, Lender hereby agrees to undertake to discharge any amounts currently owed to 5 Star Builders of West Palm Beach, Inc., in any event not to exceed $100,000. The fair market value of the Stock Collateral and the Additional Collateral is $204,979 and $6,300,000, respectively. Any obligation on your part to pay us the difference between the Obligations and the sum of the fair market value of the Stock Collateral and the Additional Collateral is hereby forgiven and the Agreement is hereby terminated. In connection with the foregoing, you hereby agree to take such actions and to execute such documents or instruments as are necessary to effect the aforementioned transfer of title and ownership including, but not limited to execution of an appropriate stock power and deed.

     Under the Agreement, Lender was to have consented to your borrowing up to $800,000 secured by a lien on the Additional Collateral to pay taxes due. Lender hereby agrees that in September 2001, it shall loan you up to $800,000; provided such loan shall accrue interest at 8% per annum and; provided, further, that such loan be secured by the collateral set forth on Schedule B attached hereto. Interest shall be paid quarterly with a minimum annual principal payment of $200,000 made at the end of each year. You may prepay such amount without penalty, in whole or in part, at any time, together with any interest unpaid and accrued to the date of such prepayment, without the consent of Lender. Furthermore, such loan amount shall be paid directly by Lender to such Governmental Authority in satisfaction of any Indebtedness owed by you or Excalibur to such Governmental Authority. A loan agreement, consistent with the terms of this letter and executed by all parties whose Indebtedness to a Governmental Authority is satisfied by such loan amount, will be executed at such time.

     In advance of our execution of this letter, which terminates the Agreement, you shall have provided Lender with the following:

     1. all bank statements for you and Excalibur for the fourth quarter of the year 2000 through the date hereof;

     2. all previously filed tax returns for you and Excalibur for the years 2000 and 2001;

     3. a current financial statement for you and Excalibur, including a current balance statement and a statement of cash flows for the years 2000 and 2001; and

     4. all tax assessment documentation relating to the real property held by Excalibur.

     You also acknowledge that this is your entire understanding of the matters discussed herein and that, except for the Agreement, there is not nor has there been agreement or understanding between you or Excalibur and Lender or any of its officers, directors or affiliates, with respect to the matters referred to in this letter.

     If you agree with the foregoing, please confirm and acknowledge your agreement to the foregoing by placing your signature below and returning this letter via facsimile and overnight courier to our attention.

                                          Very truly yours,

                                          J NET VENTURES I LLC


                                          By: /s/  Mark W. Hobbs
                                          ____________________________
                                          Name:   Mark W. Hobbs
                                          Title:  Authorized Signatory

Accepted and agreed on the _____ day of   June 2001.

By: /s/ Michael J. Donahue
    ______________________
    Michael J. Donahue

Excalibur Polo Farm, LLC


By: /s/ Michael J. Donahue
    _____________________________
    Michael J. Donahue, as member

    /s/ Ginny Bond Donahue
    _____________________________
    Ginny Bond Donahue, as member

With respect solely to the matters set forth in Section 5 of the Agreement:

    /s/ Ginny Bond Donahue
    _____________________________
    Ginny Bond Donahue, as member


                                SCHEDULE A

Schedule of Assets of Michael J. Donahue and Excalibur Polo Farm, LLC

Michael J. Donahue

[          ]


Excalibur Polo Farm, LLC

[          ]


                                SCHEDULE B


Limited Partnership Interests & Other Securities:

     Gryphon Holdings, L.P.
     Shantih LLC (formerly Cavayla, LLC)
     Sundari
     Sun Squared LLC
     UGO Networks

8 Horses located in North Carolina